Exhibit 99.1

CSW Industrials Completes Previously Announced Accretive, Complementary, and Synergistic Acquisition of Motors & Armatures Parts

Dallas, Texas – November 4, 2025 – CSW Industrials, Inc. (NYSE: CSW) (the “Company” or “CSW”) today announced the Company has completed the previously announced acquisition of Motors & Armatures Parts (“MARS Parts”) for approximately $650 million in cash. The cash purchase price, excluding earn-out, represents 10.4x pro-forma trailing twelve-month (“TTM”) EBITDA adjusted for identified synergies and is approximately 12.4x MARS Parts’ estimated adjusted TTM EBITDA of $52.3 million.

This strategic acquisition expands CSW’s existing product portfolio in the profitable heating, ventilation, air conditioning, and refrigeration (“HVAC/R”) end market with the addition of motors, capacitors, other HVAC/R electrical components and equipment installation offerings as well as other components used by the pro trades for HVAC/R repairs and replacements. The acquisition aligns with previously established acquisition criteria to leverage existing distribution channels, invest in the profitable HVAC/R end market, expand products offerings, and grow share of wallet with our existing customers. We believe the addition of complementary products creates a strong synergistic offering with a highly competitive platform for cross selling across our leading brand while capitalizing on scale.

MARS Parts is one of the largest providers of HVAC/R parts and supplies in North America, and a leading provider of motors and capacitors. MARS Parts has U.S.-based manufacturing exposure as well as strong contract manufacturing partners to provide a comprehensive line of HVAC/R electrical products. With a product mix more heavily focused on repair versus replacement, we believe MARS Parts will strategically complement our legacy Contractor Solutions business, which traditionally has been more focused on new unit installations and replacements. The acquisition excludes the equipment segment of the existing Motors & Armatures business.

Joseph B. Armes, Chairman, President, and Chief Executive Officer of CSW Industrials, commented, “We are pleased to have consummated the MARS Parts acquisition and to welcome approximately 200 new colleagues to the CSW Industrials family. By adding MARS Parts, CSW expects to further drive above-market growth through the expansion of our highly profitable and resilient HVAC/R product portfolio and to diversify into additional repair versus replacement solutions.”

CSW funded the transaction utilizing a five year Syndicated Term Loan A for $600 million and borrowings under the extended $700 million revolving credit facility while maintaining sufficient liquidity and a strong balance sheet. The Company has implemented a $300 million, three year syndicated interest rate hedge on its SOFR-based floating exposure to mitigate interest rate risk over time.

For additional information about CSW Industrials’ acquisition of MARS Parts, please visit the previously released transaction documents, including the October 1, 2025 press release and investor presentation, which are both available on the Company’s website at https://cswindustrials.gcs-web.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations, and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

This press release contains estimated results of MARS Parts for the trailing twelve-month period ending September 2025 (the “estimated results”). The estimated results are forward-looking statements based on MARS Parts management’s preliminary, unaudited results as of the date hereof, and MARS Parts’ actual results may be materially different from the estimated results. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Accordingly, you should not place undue reliance on the estimated results. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the estimated results and does not express any opinion or any other form of assurance with respect thereto.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

About CSW Industrials

CSW Industrials is a diversified industrial growth company with industry-leading operations in three segments: Contractor Solutions, Specialized Reliability Solutions, and Engineered Building Solutions. CSW provides niche, value-added products with two essential commonalities: performance and reliability. The primary end markets we serve with our well-known brands include: HVAC/R, plumbing, electrical, general industrial, architecturally-specified building products, energy, mining, and rail transportation. For more information, please visit www.cswindustrials.com.

Investor Relations

Alexa Huerta

Vice President, Investor Relations, & Treasurer

214-489-7113

alexa.huerta@cswindustrials.com